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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549


                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



                                 AUGUST 16, 2002
                Date of Report (Date of earliest event reported)


                              COYOTE VENTURES CORP.
             (Exact name of registrant as specified in its charter)



         NEVADA                    000-33389     52-2268239
    (State or other               (Commission    (IRS Employer
jurisdiction of incorporation)     File Number)   Identification No.)


                PO BOX 73575, 1014 ROBSON STREET          V6E 4L9
                     VANCOUVER, BC, CANADA
          (Address of principal executive offices)        (Zip Code)



                                  604-608-3831
                                  ------------
               Registrant's telephone number, including area code



                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)



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ITEM  1.  CHANGES  IN  CONTROL  OF  REGISTRANT

     None.


ITEM  2.  ACQUISITION  OR  DISPOSITION  OF  ASSETS

Pursuant to an agreement dated August 16, 2002 (the "Agreement") between the Registrant and Nicholas B. MacKinnon (the "Vendor"), the Registrant acquired a patented technology for direct viewing of induced tissue fluorescence by a human viewer through an endoscope (the "Technology"). Under the terms of the Agreement, the Registrant will pay $20,000 US (the "Purchase Price"), being the estimated fair market value of the Technology, subject to adjustment of the Purchase Price in the event that a tax assessment of the Vendor attributes a higher fair market value to the Technology acquired. The Purchase Price will be paid out of funds presently held by the Company.

The Technology is covered by United States Patent Number 6,110,106 and is subject to a royalty of 0.75% in favor of the British Columbia Cancer Foundation.

The acquisition is subject to a condition requiring the Registrant to re-convey the Technology to the Vendor if the Registrant shall fail to complete financing to raise net proceeds of $200,000 US within 90 days of the Agreement and a further $800,000 US within 180 days of the Agreement. The Registrant has completed a private placement pursuant to Regulation S of 300,000 shares at $1.00 per share to meet the requirement to raise $200,000 within the first 90 days. The proceeds will be used primarily to fund development of the Technology and for general working capital.


ITEM  3.  BANKRUPTCY  OR  RECEIVERSHIP

     None.


ITEM  4.  CHANGES  IN  REGISTRANT'S  CERTIFYING  ACCOUNTANT

     None.


ITEM  5.  OTHER  EVENTS  AND  REGULATION  FD  DISCLOSURE

     None.


ITEM  6.  RESIGNATIONS  OF  REGISTRANT'S  DIRECTORS

     None.

                                                 2


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ITEM  7.     FINANCIAL  STATEMENTS  AND  EXHIBITS

(a)     Financial  Statements  of  Business  Acquired.
     None.

(b)     Pro  forma  Financial  Information.
     None.

(c)     Exhibits.
     10.1  Sale  of  Technology  Agreement  dated  August  16,  2002.


ITEM  8.  CHANGE  IN  FISCAL  YEAR

     None.


ITEM  9.  REGULATION  FD  DISCLOSURE

     None.

                                                 3

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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        COYOTE  VENTURES  CORP.

Date:  August  29,  2002                By:  /s/ SCOTT C. HOUGHTON
                                        -----------------------------
                                        SCOTT C. HOUGHTON
                                        PRESIDENT